Exhibit 32.2

MOUNTAIN LAKE ACQUISITION CORP.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This Certification is being filed pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002. This Certification is included solely for the purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose. In connection with the accompanying Annual Report on Form 10-K of Mountain Lake Acquisition Corp. (the “Company”) for the year ended December 31, 2024 (the “Annual Report”), the undersigned hereby certifies in his capacity as an officer of the Company that to such officer’s knowledge:

1.	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 19, 2025

By:	/s/ Douglas Horlick
Name:	Douglas Horlick
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

This certification shall not be deemed “filed” for any purpose, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.